UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2024

Essential Utilities, Inc.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Matters.

In accordance with the Corporate Governance Guidelines of Essential Utilities, Inc. (the “Company”), Mr. Christopher Bruner advised the Chair of the Company’s Corporate Governance Committee and its Chair of the Board of Directors that, effective December 27, 2024, he will retire from his position as Partner, Ernst & Young, LLP (“EY”), where he has served as an Audit Partner In his role with EY, Mr. Bruner has had numerous roles in finance, audit, strategy, and mergers and acquisitions, but has not participated in any consulting services provided by EY. The Board of Directors reviewed the Company’s use of EY’s non-audit services that are provided to the Company involving tax and transaction advisory services, noting that the amount paid by the Company to EY is not material to either EY or the Company. At the same time, the Board of Directors reviewed Mr. Bruner’s substantial expertise as a public company auditor and the role that he presently holds with the Company as its Chair of the Audit Committee. Based upon this review, and the fact that Mr. Bruner is retiring from EY and would not benefit financially or otherwise from the Company’s use of EY, the Board of Directors requested, and Mr. Bruner agreed, that he continue to serve as a member of the Board of Directors, Chair of the Audit Committee, and a member of the Executive Committee until the Company’s 2025 Annual Meeting of Shareholders, which is the expiration of the term for which he was elected in 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

December 27, 2024	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Executive Vice President, General Counsel